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                                                                    EXHIBIT 99.2

                           PARADIGM TECHNOLOGY, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON _______ __, 1998

     The undersigned hereby appoints MR. MICHAEL R. GULETT and MR. EMEKA
CHUKWU and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Paradigm Technology, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Paradigm Technology, Inc. to be held at 694 Tasman Drive, Milpitas, California 95035 on ___________ __, 1998 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-4, 6 AND 7 AND FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 5 AS
MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PROPOSAL 1:  To approve the issuance of shares of common stock of Paradigm
             Technology, Inc., par value $0.01 per share, (the "Paradigm Common Stock") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 6, 1998 as amended (the "Merger Agreement"), by and among Paradigm Technology, Inc., a Delaware corporation ("Paradigm"), Paradigm Enterprises, Inc., a Delaware corporation and a wholly-owned subsidiary of Paradigm ("Merger Subsidiary"), and IXYS Corporation ("IXYS").

         [_] FOR                  [_] AGAINST             [_] ABSTAIN


PROPOSAL 2:  To approve an amendment to Paradigm's Restated Certificate of
             Incorporation to effectuate a reverse stock split of Paradigm Common Stock in a ratio of six-for-one (such that every four shares shall be combined into one share), par value $0.01 per share.

         [_] FOR                  [_] AGAINST             [_] ABSTAIN

PROPOSAL 3:  To approve an amendment to Paradigm's Restated Certificate of
             Incorporation to increase the number of authorized shares of Paradigm Common Stock to 40,000,000 shares, par value $0.01 per share.

         [_] FOR                  [_] AGAINST             [_] ABSTAIN

PROPOSAL 4:  To approve an amendment to Paradigm's Restated Certificate of
             Incorporation to change the name of Paradigm to "IXYS Corporation."

         [_] FOR                  [_] AGAINST             [_] ABSTAIN

PROPOSAL 5:  Election of Directors.

[_]  FOR all the nominees listed below.  [_] WITHHOLD AUTHORITY to vote for all the nominees listed below.

   Authority to vote for any nominee may be withheld by lining through such nominee's name below.

          George J. Collins, Michael R. Gulett and James L. Kochman.

PROPOSAL 6:  To approve an amendment to Paradigm's 1994 Stock Option Plan to increase the aggregate number of shares of Paradigm Common Stock authorized for issuance under such plan by 285,000 post-split shares and to increase the number of shares of Paradigm Common Stock that can be made subject to options in any fiscal year to 200,000 post-split shares.

         [_] FOR                  [_] AGAINST             [_] ABSTAIN

PROPOSAL 7:  To ratify the selection of Price Waterhouse LLP as independent accountants of Paradigm for its fiscal year ending December 31, 1998.

         [_] FOR                  [_] AGAINST             [_] ABSTAIN


          Management recommends a vote FOR the Election of Directors and FOR Proposals 1-4,6 and 7.


DATED
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                                                       SIGNATURE(S)

                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.